Exhibit 23

[BK&D Letterhead]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Midwest Grain Products, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-51849, on Form S-8 and the related Prospectus dated May 5, 1998, of Midwest Grain Products, Inc. of our report dated August 4, 1998, relating to the consolidated balance sheets of Midwest Grain Products, Inc. as of June 30, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1998, which reports are incorporated by reference in the Annual Report on Form 10-K of Midwest Grain Products, Inc. for the fiscal year ended June 30, 1998. We also consent to the reference to our firm under the heading "Experts" in the Prospectus to the Registration Statement.


                                                     Baird, Kurtz & Dobson
                                                     BAIRD, KURTZ & DOBSON


Kansas City, Missouri
September 24, 1998

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